UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 11, 2007

PeopleSupport, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-115328 (Commission Identification No.)	95-4695021 (IRS Employer File Number)
1100 Glendon Ave., Suite 1250, Los Angeles, California 90024

(Address of principal executive offices) (Zip Code)
(310) 824-6200

Registrant’s telephone number, including area code
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
     On January 11, 2007, PeopleSupport Properties Philippines Inc. (“PeopleSupport Properties”), a Philippine corporation owned 40% by PeopleSupport Philippines and 60% by a pension trust established for the benefit of PeopleSupport’s Philippine employees, entered into a Deed of Absolute Sale with Fort Bonifacio Development Corporation pursuant to which PeopleSupport Properties acquired a 2,731 square meter lot (the “Lot”) in the Bonifacio Global City development located in Metro Manila, Philippines for approximately $6.8 million U.S. dollars. PeopleSupport intends to build an additional business process outsourcing center on the Lot, which would be wholly owned and controlled by PeopleSupport’s Philippine operating subsidiary. This ownership structure satisfies Philippine legal requirements with respect to land ownership in the Philippines.

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 17, 2007	PeopleSupport, Inc. a Delaware corporation
	By:	/s/ Lance Rosenzweig
President, Chief Executive Officer and
Chairman of the Board of Directors